                                 EXHIBIT 15



              LETTER RE: UNAUDITED INTERIM FINANCIAL STATEMENTS





Securities and Exchange Commission
Washington, D.C.  20549

        Re:    Protective Life Corporation
               Registration on Form S-8


     We are aware that our report dated April 26, 1995, except for Note G, as to which the date is May 1, 1995, on our review of interim financial information of Protective Life Corporation and Subsidiaries for the three-month periods ended March 31, 1995 and 1994, and our report dated July 25, 1995, except for Note H, as to which the date is August 7, 1995, on our review of the interim financial information of Protective Life Corporation and Subsidiaries for the three-month and six-month periods ended June 30, 1995 and 1994, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Birmingham, Alabama